Exhibit 10.45
Execution Version

COMMON UNIT PURCHASE AGREEMENT
This COMMON UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of February 19, 2025, by and between Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”) and Delek US Holdings, Inc., a Delaware corporation (the “Company”). The Partnership and the Company may be hereinafter referred to as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, the Company, through its subsidiaries, currently owns 34,111,278 common units (the “Common Units”) of limited partnership interest in the Partnership;
WHEREAS, the Partnership desires to make, from time to time, offers to the Company to purchase an aggregate amount of up to $150 million of Common Units held by the Company and its subsidiaries for cash, for a purchase price and upon the terms and conditions provided in this Agreement, which the Company may, in its sole discretion, accept or reject; and
WHEREAS, if the Company accepts an Offer, then the Company shall sell, and the Partnership shall purchase, such Common Units, upon the terms and conditions provided in this Agreement (the “Purchases”).
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. For purposes of this Agreement, the terms defined in the preamble have the respective meanings ascribed to them therein, and the following terms have the meanings set forth below:
“Action” means any action, suit, proceeding, claim, arbitration, litigation or investigation, at law or in equity, in each case by or before any Person.
“Aggregate Purchase Amount” means $150,000,000, subject to the limitations set forth on Annex A attached hereto.
“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, for purposes of this Agreement, the Company and its subsidiaries (other than Delek Logistics GP, LLC, the Partnership and its subsidiaries), on the one hand, and Delek Logistics GP, LLC, the Partnership and its subsidiaries, on the other hand, shall not be considered Affiliates of each other.
“Business Day” means any day other than Saturday, Sunday or any day on which the Commission or New York Stock Exchange is closed due to public holiday.
“Commission” means the Securities and Exchange Commission.
“Conflicts Committee” means the conflicts committee of the board of directors of the Partnership.

“control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting equity interests, as trustee or executor, by contract or otherwise.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, writ, decree, permit, license or other requirement or rule of law of any Governmental Authority.
“Lien” means any mortgage, lien, pledge, claim, charge, security interest, adverse claim, transfer restriction or encumbrance of any kind, other than restrictions under federal or state securities laws.
“Organizational Documents” means the articles of incorporation, certificate of incorporation, certificate of formation, bylaws, memorandum or articles of incorporation, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, Governmental Authority or any agency, instrumentality or political subdivision of any governmental entity, or any other entity or body.
“Purchase Price” means, with respect to each Purchase, an amount per Common Unit equal to the thirty- day VWAP of the Common Units as of the close of regular market hours on the day prior to the Closing Date with respect to such Purchase, subject to the limitations set forth on Annex A attached hereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Term” means the period of time beginning on the date of this Agreement and terminating on December 31, 2026.
“VWAP” means, for any date, the daily volume weighted average price of the Common Units for such date (or the nearest preceding date) as reported on the New York Stock Exchange (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).
ARTICLE 2
PURCHASE AND SALE
Section 2.01. Agreement to Sell and Purchase Common Units.
(a)During the Term and up to the Aggregate Purchase Amount, each time the Partnership determines, in its sole discretion, to purchase Common Units from the Company , the Partnership will deliver a written notice to the Company in the form attached hereto as Exhibit A (each, an “Offer”) setting forth (a) the number of Common Units to be purchased (the “Repurchased Units”), and (b) the Closing Date (as defined below) with respect to the purchase, which shall be no less than five (5) Business Days following delivery of the Offer.
(b)The Company may, in its sole discretion, accept or reject the Offer.

(i)If the Company elects to accept an Offer, it shall do so in writing no later than three (3) Business Days following delivery of the Offer (an “Acceptance”). Following any such acceptance, the Company hereby agrees to sell to the Common Units, which may be delivered to the Partnership by one or more of the Company’s Affiliates.
(ii)The Company may, but shall not be obligated to, reject the Offer in writing. If the Company does not respond to an Offer within such three (3) Business Day period, the Offer shall be deemed to have been rejected by the Company and no Purchase shall occur.
Section 2.02. Purchases and Sales. Each purchase of Common Units pursuant to an Offer which has been accepted by the Company (each, a “Purchase”) shall be pursuant to the terms and subject to the conditions of this Agreement, and in reliance on the representations, warranties and agreements set forth in this Agreement, at a Closing (as defined below) at which (i) the Company shall, or cause one or more of its Affiliates to, sell, transfer and deliver to the Partnership that number of Common Units set forth on the applicable Offer, free and clear of all Liens, and (ii) the Partnership shall purchase and acquire such Common Units as set forth on the applicable Offer, in exchange for the payment by the Partnership to the Company of an amount equal to the product of the Purchase Price times the number of Common Units being sold pursuant to the applicable Offer (each such product with respect to a Closing, the “Purchase Amount”).
Section 2.03. Closing. The closing of each Purchase of Common Units as contemplated hereby (each, a “Closing”) shall take place remotely via the exchange of documents and signature pages at 8:00 a.m. Central Time on the date set forth in the Offer or on such date and time as may be mutually agreed to by the Company and the Partnership after satisfaction or waiver of all conditions set forth in Article 5 (the “Closing Date”). At each Closing:
(a) The Partnership shall deliver to the Company the applicable Purchase Amount by wire transfer of immediately available funds to an account designated in writing by the Company.
(b) The Company shall, or cause one or more of its Affiliates to, (i) deliver to the Partnership the Common Units; and (ii) furnish any other documents reasonably requested by the Partnership or the Partnership’s transfer agent in order to effect the transactions contemplated hereby.
Section 2.04. Limited Representations and Warranties.
(a) The Company makes no representations or warranties, express or implied, about any Purchase, the Common Units, the Partnership or otherwise, except as expressly set forth in Article 3, and the Partnership expressly disclaims reliance on any such other representations or warranties.
(b) The Partnership makes no representations or warranties, express or implied, about any Purchase, the Common Units, the Partnership or otherwise, except as expressly set forth in Article 4, and the Company expressly disclaims reliance on any such other representations or warranties.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Partnership, as of the date of this Agreement and as of each Closing Date, as follows:
Section 3.01. Existence; Authorization. The Company is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Company has the requisite power and authority to enter into, execute and deliver this Agreement, to perform all of the obligations to be performed by it hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by it, and, assuming due authorization, execution and delivery by the Partnership, this Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms and conditions, except (i) as such enforcement is limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.
Section 3.02. No Conflicts. None of the execution, delivery or performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby by the Company will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of: (i) any Organizational Document of the Company; (ii) any judgment, order writ, decree, permit or license of any court, government, or governmental or regulatory agency to which the Company or its assets may be subject; (iii) any Law; (iv) any other contract, agreement, commitment or instrument to which the Company is a party or by which any of its assets are bound; or (v) constitute an event which, with or without due notice, the passage of time or action by a third party, would result in any of the foregoing. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby by the Company will result in the creation of any Lien upon any of the Common Units.
Section 3.03. Ownership of Common Units. The Company, through one or more of its Affiliates, has valid title to the Common Units being sold hereunder and, upon each Closing, the Partnership will acquire marketable title to such Common Units sold in the respective Closing free and clear of all Liens other than any Liens created by the Partnership.
Section 3.04. Litigation. There is no Action pending or, to the knowledge of the Company, threatened, in writing against the Company or its Affiliates which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement.
Section 3.05. Conflicts Committee Matters. To the knowledge of the Company, the financial information and materials provided in writing to the Conflicts Committee (including those provided to any advisor to the Conflicts Committee) as part of the Conflicts Committee’s review of this Agreement and the transactions contemplated thereby have been prepared in good faith, have a reasonable basis and are materially consistent with the Company’s current expectations.
Section 3.06. Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the transactions contemplated hereby as a result of being engaged by the Company or any of its Affiliates.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, as follows:
Section 4.01. Existence; Authorization. The Partnership is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Partnership has the requisite power and authority to enter into, execute and deliver this Agreement, to perform all of the obligations to be performed by it hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by it, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms and conditions, except (i) as such enforcement is limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

Section 4.02. No Conflicts. None of the execution, delivery or performance by the Partnership of this Agreement, nor the consummation of the transactions contemplated hereby by the Partnership will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of: (i) any Organizational Document of the Partnership; (ii) any judgment, order writ, decree, permit or license of any court, government, or governmental or regulatory agency to which the Partnership or its assets may be subject; (iii) any Law; (iv) any other contract, agreement, commitment or instrument to which the Partnership is a party or by which any of its assets are bound; or (v) constitute an event which, with or without due notice, the passage of time or action by a third party, would result in any of the foregoing.
Section 4.03. Litigation. There is no Action pending or, to the knowledge of the Partnership, threatened, against the Partnership or its Affiliates which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement.
Section 4.04. Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the transactions contemplated hereby as a result of being engaged by the Partnership or any of its Affiliates.
ARTICLE 5
CONDITIONS TO CLOSING
Section 5.01. Conditions to Obligation of the Partnership. The obligations of the Partnership to consummate each Closing contemplated by this Agreement are subject to each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and accurate as of the applicable Closing Date.
(b) Legal Proceedings. No order of any nature issued by a court of competent jurisdiction restraining, prohibiting or affecting the consummation of the transactions contemplated by this Agreement (a “Court Order”) shall be in effect, and no claim, suit, action, investigation, inquiry or other proceedings by any Governmental Authority or other person (a “Governmental Proceeding”) shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement or prohibits the consummation of the applicable Closing.
Section 5.02. Conditions to Obligation of the Company. The obligations of the Company to consummate each Closing contemplated by this Agreement are subject to each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Partnership contained in this Agreement shall be true and accurate as of the applicable Closing Date.
(b) Legal Proceedings. No Court Order shall be in effect, and no Governmental Proceeding shall be pending or threatened, which questions the validity or legality of the transactions contemplated by this Agreement or prohibits the consummation of the applicable Closing.
ARTICLE 6
GENERAL PROVISIONS
Section 6.01. Termination. This Agreement may be terminated and the transactions contemplated by it abandoned at any time with the mutual written consent of the Partnership and the Company. In the event that this Agreement is terminated, this Agreement shall become null and void and no Party or any Party’s Affiliates, subsidiaries, directors, officers or employees, shall have any further obligation or any liability of any kind to any

Person by reason of this Agreement except that no Party shall be relieved of any liability in respect of its breach of this Agreement that occurs prior to such termination.
Section 6.02. Cash Distribution. The Parties acknowledge and agree that the Company will be entitled to receive quarterly cash distributions payable with respect to any Repurchased Units only if the Company is the record and beneficial owner of such Repurchased Units as of the record date for any such cash distribution attributable to the applicable quarter. For the avoidance of doubt, in the event the Closing of a Purchase occurs prior to the record date for any quarterly cash distribution, the Company is not entitled to and will not be paid any such cash distribution with respect to any Repurchased Units.
Section 6.03 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by the Company or the Partnership without the prior written consent of the Partnership or the Company, as the case may be, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
Section 6.04. Amendment; Waiver. This Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party or parties against whom the waiver is sought to be enforced; provided that, any waiver, amendment, termination or assignment of rights permitted by this Agreement must be approved, in the case of the Partnership, by the Conflicts Committee. Any failure of the Partnership to comply with any obligation, agreement or condition under this Agreement may only be waived in writing by the Company, and any such failure by the Company may only be waived in writing by the Partnership, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a Party to take any action against any breach of this Agreement or default by the other Party shall constitute a waiver of such Party’s right to enforce any provision of this Agreement or to take any such action.
Section 6.05. Notice. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile or electronic mail to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

Delek US Holdings, Inc.
310 Seven Springs Way, Suite 500
Brentwood, TN 37027
Attention: President

With a copy to (which shall not constitute notice):

Delek US Holdings, Inc.
310 Seven Springs Way, Suite 500
Brentwood, TN 37027
Attention: General Counsel
E-mail: legalnotices@delekus.com

To the Partnership:

Delek Logistics Partners, LP

310 Seven Springs Way, Suite 500
Brentwood, TN 37027
Attention: President

With a copy to (which shall not constitute notice):

Delek Logistics Partners, LP
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
Attention: General Counsel
E-mail: legalnotices@delekus.com
Section 6.06. Third Parties. Except as specifically set forth or referred to in this Agreement, nothing in this Agreement, expressed or implied, is intended, or shall be construed, to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.
Section 6.07. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of Laws principles which would result in the application of the Laws of any other jurisdiction. To the fullest extent permitted by Law, each Party hereto waives any and all rights such Party may have to a jury trial with respect to any dispute arising under this Agreement or the transactions contemplated hereby.
Section 6.08. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, promises, covenants, arrangements, communications, term sheets, memoranda of understanding, letters of intent, representations or warranties, whether oral or written, by either Party or any officer, employee or representative of such Party.
Section 6.9. Further Assurances. Each of the Partnership and the Company shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.
Section 6.10. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by a Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
Section 6.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed to the minimum extent necessary so that this Agreement may be construed and enforced in such jurisdiction to the maximum extent that such illegal or unenforceable provision may be enforced.
Section 6.12. Specific Performance. The Parties agree that irreparable damage would occur and that there would be no adequate remedy at law in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13. Headings; Interpretation. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part of or affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” Defined terms used in this Agreement shall have the same meaning whether defined or used herein in the singular or the plural, as the case may be. Each Party hereto acknowledges that it has reviewed this Agreement prior to its execution and that changes were made to this Agreement based upon its comments. If any disputes arise with respect to the interpretation of any provision of this Agreement, the provision shall be deemed to have been drafted by both of the Parties and shall not be construed against a Party on the basis that the Party was responsible for drafting that provision.
Section 6.14. Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and portable document format (.pdf) copies of this Agreement shall have the same force and effect as an original.
[Signature Page(s) Follow.]

IN WITNESS WHEREOF, the parties have executed this Common Unit Purchase Agreement as of the date first above written.
PARTNERSHIP:
DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC

By: /s/ Reuven Spiegel
Name: Reuven Spiegel
Title: EVP, DKL and Chief Financial Officer

By: /s/ Billy Buckmaster
Name: Billy Buckmaster
Title: VP, Treasury

COMPANY:
DELEK US HOLDINGS, INC.

By: /s/ Mark Hobbs
Name: Mark Hobbs
Title: EVP, Corporate Development

By: /s/ Robert Wright
Name: Robert Wright
Title: SVP, Deputy CFO